SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 13, 2006

                              WINTHROP REALTY TRUST
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

       001-06249                                         34-6513657
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4614
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       n/a
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

      Winthrop Realty Trust ("Winthrop") has committed to contribute up to an additional $50 million to its 111 Debt Holdings LLC ("111 Debt Holdings") joint venture with The Newkirk Master Limited Partnership ("Newkirk"). Newkirk has also committed to contribute up to an additional $50 million to 111 Debt Holdings. As a result, the aggregate total capital that may be contributed to 111 Debt Holdings by both Winthrop and Newkirk is $200 million, inclusive of $100 million previously committed.

      111 Debt Holdings originates and acquires interests in first mortgage loans, preferred equity, commercial mortgage-backed securities, mezzanine loans and B notes. It is presently anticipated that 111 Debt Holdings will acquire and originate up to 1.2 billion in loan obligations secured by real estate assets and through October 18, 2006, 111 Debt Holdings had acquired $305 million of such obligations.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of October, 2006.

                                                     WINTHROP REALTY TRUST


                                                     By: /s/ Peter Braverman
                                                         -----------------------
                                                         Peter Braverman
                                                         President